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                                                                    EXHIBIT 99.6

                                          April 11, 1997

Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492

Ladies and Gentlemen:

    I hereby consent to the references to my becoming a director of Amphenol Corporation ("Amphenol") in the Registration Statement on Form S-4 of Amphenol, the preliminary copy of which was initially filed on February 19, 1997 with the Securities and Exchange Commission.

                                          Sincerely yours,

                                          /s/ MARC S. LIPSCHULTZ
                                          Marc S. Lipschultz